Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2017 First Quarter Results
Raises Full-Year Revenue and EPS Guidance

WESTFORD, Mass. - May 2, 2017 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended April 1, 2017.

First Quarter 2017 Highlights

•	GAAP diluted EPS increased 29% to $0.80 and adjusted diluted EPS increased 11%

•	Net income increased 30% to $9 million

•	Adjusted EBITDA increased 11% to $15 million and represented 15% of revenue

•	Revenue increased 7% to $103 million

•	Gross margin was 47.6%

•	Bookings increased 23% to a record $119 million

•	Record bookings and revenue for parts and consumables

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release.

Management Commentary
“We had a strong start to 2017 with better-than-expected revenue and excellent EPS performance in the first quarter,” said Jonathan Painter, president and chief executive officer. “Our EPS performance was driven by a strong gross margin, which benefited from record parts and consumables revenue. Our parts and consumables aftermarket business has been a long-standing strategic focus of ours and I am pleased to see these positive results.

“Another highlight of the quarter was our record bookings of $119 million, which follows our strong bookings performance in the fourth quarter of 2016. Record parts and consumables bookings, continued strong capital bookings in China, and excellent bookings from our Wood Processing and Fluid-Handling product lines in North America fueled this performance. Although we do not expect the high level of capital bookings in China to last indefinitely, we do continue to see an active pipeline of projects, including an order we received in the second quarter of 2017 for over $6 million for two recycled stock-preparation systems for a producer of containerboard.”

First Quarter 2017 Results
Revenue increased seven percent compared to the first quarter of 2016 to $102.9 million, including a $13.3 million increase from an acquisition and a $1.0 million decrease from the unfavorable effect of foreign currency translation. Gross margin was 47.6 percent. Net income was $9.0 million, or $0.80 per diluted share, compared to $6.9 million, or $0.62 per diluted share, in the first quarter of 2016, representing increases of 30 percent for net income and 29 percent for diluted EPS. Adjusted diluted EPS increased 11 percent to $0.80 in the first quarter of 2017, compared to $0.72 in the first quarter of 2016. Adjusted diluted EPS in the first quarter of 2016 excludes $0.12 of acquisition costs and a $0.02 gain on the sale of assets. Adjusted EBITDA increased 11 percent to $15.3 million compared to $13.7 million in the first quarter of 2016, which excludes acquisition costs of $1.4 million and a gain on the sale of assets of $0.3 million. Bookings increased 23 percent to $118.9 million compared to $96.9 million in the first quarter of 2016, including the net effect of a $12.6 million increase from an acquisition and a $1.4 million decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“We are in a strong position as we move into 2017 with excellent operating metrics, a robust parts and consumables business, and strong bookings momentum,” Mr. Painter continued. “Based on our bookings and operating performance in the first quarter, as well as our outlook for the remainder of the year, we are increasing our guidance for 2017. We expect to report full year revenue of $427 to $437 million, revised from our previous guidance of $423 to $433 million. We expect to achieve GAAP diluted EPS of $3.27 to $3.37 in 2017, revised from our previous guidance of $3.13 to $3.23. The 2017 guidance includes an unfavorable foreign currency translation effect of $7 million on revenue and $0.09 on diluted EPS compared to 2016. For the second quarter of 2017, we expect GAAP diluted EPS of $0.87 to $0.91 on revenue of $107 to $110 million.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, May 2, 2017, at 4:30 p.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 5511079. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until June 2, 2017.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $13.3 million from an acquisition and a $1.0 million unfavorable foreign currency translation effect in the first quarter of 2017. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs and other income. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	A pre-tax gain on the sale of assets of $0.3 million in the first quarter of 2016.

•	Pre-tax acquisition costs of $1.4 million in the first quarter of 2016.

Adjusted net income and adjusted diluted EPS exclude:

•	An after-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in the first quarter of 2016.

•	After-tax acquisition costs of $1.3 million ($1.4 million net of tax of $0.1 million) in the first quarter of 2016.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

			Three Months Ended
Consolidated Statement of Income			April 1, 2017	April 2, 2016

Revenues			$102,857	$96,538
Costs and Operating Expenses:
Cost of revenues			53,865	52,562
Selling, general, and administrative expenses			34,799	32,496
Research and development expenses			2,147	1,704
Other income			—	(317)
			90,811	86,445
Operating Income			12,046	10,093
Interest Income			104	55
Interest Expense			(348)	(269)

Income Before Provision for Income Taxes			11,802	9,879
Provision for Income Taxes			2,735	2,888
Net Income			9,067	6,991
Net Income Attributable to Noncontrolling Interest			(116)	(115)
Net Income Attributable to Kadant			$8,951	$6,876

Earnings per Share Attributable to Kadant:
Basic			$0.82	$0.64
Diluted			$0.80	$0.62

Weighted Average Shares:
Basic			10,952	10,793
Diluted			11,205	11,018

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	April 1, 2017	April 1, 2017	April 2, 2016	April 2, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$8,951	$0.80	$6,876	$0.62
Adjustments for the Following:
Acquisition Costs, Net of Tax	—	—	1,342	0.12
Other Income, Net of Tax	—	—	(247)	(0.02)
Adjusted Net Income and Adjusted Diluted EPS	$8.951	$0.80	$7,971	$0.72

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	April 1, 2017	April 2, 2016	Increase	Translation (a,b)
Stock-Preparation	$41,153	$38,418	$2,735	$3,261
Doctoring, Cleaning, & Filtration	25,350	23,839	1,511	2,113
Fluid-Handling	22,047	21,770	277	463
Papermaking Systems	88,550	84,027	4,523	5,837
Wood Processing Systems	9,943	8,707	1,236	888
Fiber-Based Products	4,364	3,804	560	560
	$102,857	$96,538	$6,319	$7,285

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	April 1, 2017	Dec. 31 2016	(Decrease)	Translation (a,b)
Stock-Preparation	$41,153	$39,220	$1,933	$2,242
Doctoring, Cleaning, & Filtration	25,350	25,564	(214)	(219)
Fluid-Handling	22,047	21,241	806	854
Papermaking Systems	88,550	86,025	2,525	2,877
Wood Processing Systems	9,943	11,413	(1,470)	(1,551)
Fiber-Based Products	4,364	2,803	1,561	1,561
	$102,857	$100,241	$2,616	$2,887

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (c)	April 1, 2017	April 2, 2016	(Decrease)	Translation (a,b)
North America	$50,166	$54,809	$(4,643)	$(4,803)
Europe	32,751	20,965	11,786	12,631
Asia	11,898	13,005	(1,107)	(388)
Rest of World	8,042	7,759	283	(155)
	$102,857	$96,538	$6,319	$7,285

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (c)	April 1, 2017	Dec. 31, 2016	(Decrease)	Translation (a,b)
North America	$50,166	$47,430	$2,736	$2,700
Europe	32,751	29,622	3,129	3,426
Asia	11,898	17,247	(5,349)	(5,249)
Rest of World	8,042	5,942	2,100	2,010
	$102,857	$100,241	$2,616	$2,887

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Bookings by Product Line	April 1, 2017	April 2, 2016	(Decrease)	Translation (a)
Stock-Preparation	$48,322	$29,037	$19,285	$20,128
Doctoring, Cleaning, & Filtration	26,553	31,001	(4,448)	(3,858)
Fluid-Handling	26,119	22,495	3,624	4,036
Papermaking Systems	100,994	82,533	18,461	20,306
Wood Processing Systems	13,081	10,381	2,700	2,243
Fiber-Based Products	4,775	3,990	785	785
	$118,850	$96,904	$21,946	$23,334

			Three Months Ended
Business Segment Information			April 1, 2017	April 2, 2016
Gross Profit Margin:
Papermaking Systems			47.9%	46.6%
Other			46.1%	38.6%
			47.6%	45.6%

Operating Income:
Papermaking Systems			$14,258	$13,497
Corporate and Other			(2,212)	(3,404)
			$12,046	$10,093

Adjusted Operating Income (b,e):
Papermaking Systems			$14,258	$14,585
Corporate and Other			(2,212)	(3,404)
			$12,046	$11,181

Capital Expenditures:
Papermaking Systems			$1,484	$518
Corporate and Other			238	6
			$1,722	$524

			Three Months Ended
Cash Flow and Other Data			April 1, 2017	April 2, 2016
Cash Provided by Operations			$1,683	$5,518
Depreciation and Amortization Expense			3,256	2,564

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Balance Sheet Data	April 1, 2017	Dec. 31, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash	$73,083	$73,569
Accounts Receivable, net	71,926	65,963
Inventories	59,841	54,951
Unbilled Contract Costs and Fees	4,262	3,068
Other Current Assets	13,037	9,799
Property, Plant and Equipment, net	48,630	47,704
Intangible Assets	51,816	52,730
Goodwill	153,811	151,455
Other Assets	12,421	11,452
	$488,827	$470,691
Liabilities and Stockholders' Equity
Accounts Payable	$25,218	$23,929
Long-term Debt	65,625	61,494
Capital Lease Obligations	4,925	4,917
Other Liabilities	97,769	96,072
Total Liabilities	193,537	186,412
Stockholders' Equity	295,290	284,279
	$488,827	$470,691

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended
Reconciliation	April 1, 2017	April 2, 2016
Consolidated
Net Income Attributable to Kadant	$8,951	$6,876
Net Income Attributable to Noncontrolling Interest	116	115
Provision for Income Taxes	2,735	2,888
Interest Expense, net	244	214
Operating Income	12,046	10,093
Other Income	—	(317)
Acquisition Costs (d)	—	1,405
Adjusted Operating Income (b)	12,046	11,181
Depreciation and Amortization	3,256	2,564
Adjusted EBITDA (b)	$15,302	$13,745

Papermaking Systems
Operating Income	$14,258	$13,497
Other Income	—	(317)
Acquisition Costs (d)	—	1,405
Adjusted Operating Income (b)	14,258	14,585
Depreciation and Amortization	2,593	1,876
Adjusted EBITDA (b)	$16,851	$16,461

Corporate and Other
Operating Loss	$(2,212)	$(3,404)
Depreciation and Amortization	663	688
EBITDA (b)	$(1,549)	$(2,716)

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(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs related to our acquisition of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,000 employees in 18 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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